Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC

ACCOUNTANTS

We hereby consent to the incorporation by reference in the previously filed Registration Statement (No. 333 -121223) of Orange 21 Inc. of our report dated September 13, 2004, except for the first paragraph of Note 1 for which the date is November 29, 2004, relating to the consolidated financial statements and the financial statement schedule of Orange 21 Inc. and subsidiary, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

/s/  NATION SMITH HERMES DIAMOND, APC

San Diego, California

March 30, 2005